UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2025

NETBRANDS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-55889	82-3707673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4042 Austin Boulevard, Suite B

Island Park, New York 11558

(Address of principal executive offices)

Registrant’s telephone number, including area code: (800)550-5996

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 25, 2025, the Company entered into a Securities Purchase Agreement (the “SPA”), dated July 8, 2025, with Trillium Partners, LP, an entity controlled by Steve Hicks (“Trillium”). Pursuant to the SPA, the Company agreed to issue a $110,000 original issue discount note to Trillium for $100,000 (the “Note”) and issued Trillium a common stock Purchase Warrant (the “Warrant”). The Note is due June 20, 2026, bears interest at 12%, is prepayable at any time with a 40% prepayment penalty and is convertible into the Company’s common stock at $0.0005 per share. The Warrant is for the purchase of 55,000,000 shares, has a seven-year duration and an exercise price of $0.0005 per shares. The Note requires an initial reservation of 125,000,000 shares for its conversion. The foregoing is only a summary of the terms of the SPA, Note and Warrant, each of which is included as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	The SPA
10.2	The Note
10.3	The Warrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETBRANDS CORP.

Date: July 28, 2025	By:	/s/ Paul Adler
Paul Adler
President